As filed with the Securities and Exchange Commission on July 25, 2016

Registration No. 333-212329

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bioventus Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	81-0980861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(919) 474-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony P. Bihl III

Chief Executive Officer

Bioventus Inc.

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(919) 474-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq. Wesley C. Holmes, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Fax: (212) 751-4864	Arthur D. Robinson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000 Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Class A Common Stock, $0.001 par value per share	$182,647,044	$18,392.56

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	The registration fee was previously paid by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Bioventus Inc. is submitting this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-212329) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 5.1, 10.34, 10.35 and 10.36, to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 16 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

Item 16. Exhibits and financial statement schedules

(a)	Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on this twenty-fifth day of July, 2016.

Bioventus Inc.

By:	/s/ Anthony P. Bihl III
Name: Anthony P. Bihl III Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anthony P. Bihl III Anthony P. Bihl III	Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2016

/s/ David J. Price David J. Price	Chief Financial Officer (Principal Financial Officer)	July 25, 2016

/s/ Gregory O. Anglum Gregory O. Anglum	Chief Accounting Officer (Principal Accounting Officer)	July 25, 2016

* Philip G. Cowdy	Director	July 25, 2016

* William A. Hawkins	Director	July 25, 2016

* Michael R. Minogue	Director	July 25, 2016

* Guido J. Neels	Director	July 25, 2016

* Guy P. Nohra	Director	July 25, 2016

* David J. Parker	Director	July 25, 2016

Name	Title	Date

* Cyrille Y.N. Petit	Director	July 25, 2016

* Martin P. Sutter	Director	July 25, 2016

*By:	/s/ Anthony P. Bihl III
Anthony P. Bihl III
Attorney-in-fact

Exhibit index

Exhibit no.	Description
1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Bioventus Inc., to be effective upon the closing of this offering.

3.2*	Form of Amended and Restated Bylaws of Bioventus Inc., to be effective upon the closing of this offering.

4.1*	Specimen Stock Certificate evidencing the shares of Class A common stock.

5.1	Opinion of Latham & Watkins LLP.

10.1*	Form of Tax Receivable Agreement, to be effective upon the closing of this offering.

10.2*	Form of Registration Rights Agreement, to be effective upon the closing of this offering.

10.3*	LLC Agreement of Bioventus LLC, as currently in effect.

10.4*	Form of Second Amended and Restated LLC Agreement of Bioventus LLC, to be effective upon the closing of this offering.

10.5*	Form of Stockholders Agreement, to be effective upon the closing of this offering.

10.6*	First Lien Credit Agreement, dated as of October 10, 2014, among Bioventus LLC, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders thereto.

10.7*	Second Lien Credit Agreement, dated as of October 10, 2014, among Bioventus LLC, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders thereto.

10.8*	Amendment No. 1, dated as of November 20, 2015, to the First Lien Credit Agreement, dated as of October 10, 2014, among Bioventus LLC, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders thereto.

10.9*	Amendment No. 1, dated as of November 20, 2015, to the Second Lien Credit Agreement, dated as of October 10, 2014, among Bioventus LLC, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders thereto.

10.10*†	Amended and Restated Exclusive Distribution Agreement between Seikagaku Corporation and Bioventus LLC, restated as of May 4, 2012.

10.10.1*†	Amended and Restated Distribution Agreement between Seikagaku Corporation and Bioventus LLC, restated as of June 30, 2016.

10.11*	Continuation of Product Partnership Right of First Negotiation between Smith & Nephew, Inc. and the Company.

10.12*	Amended and Restated First Lien Credit Agreement, dated as of the restatement effective date, among Bioventus LLC, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders thereto.

10.13*#	Bioventus LLC Management Incentive Plan.

10.14*#	Bioventus LLC Phantom Profits Interest Plan, as amended and restated.

10.15*#	Form of Phantom Profits Interest Award Agreement (Executive Waterfall).

10.16*#	Form of Phantom Profits Interest Award Agreement (Executive Termination Form A).

10.17*#	Form of Phantom Profits Interest Award Agreement (Executive Termination Form B).

10.18*#	Profits Interest Award Agreement, dated as of December 2, 2013, by and between Bioventus LLC and Anthony P. Bihl III.

10.19*#	Profits Interest Award Agreement, dated as of January 1, 2016, by and between Bioventus LLC and William Hawkins.

10.20*#	Assignment and Assumption Agreement, by and between Bioventus LLC and Bioventus Inc.

Exhibit no.	Description
10.21*#	Amendment and Termination of the Bioventus LLC Amended and Restated Phantom Profits Interest Plan.
10.22*#	Bioventus Inc. Director Stock Ownership Policy.
10.23*#	Bioventus Inc. Non-Employee Director Compensation Policy.
10.24*#	Bioventus Inc. Senior Executive Incentive Bonus Plan.
10.25*#	Bioventus Inc. Employee Stock Purchase Plan.
10.26*#	Bioventus Inc. 2016 Incentive Award Plan.
10.27*#	Form of IPO RSU Agreement (Director).
10.28*#	Form of IPO Option Agreement (Director).
10.29*#	Form of IPO Option Agreement (Employee Form A).
10.30*#	Form of IPO Option Agreement (Employee Form B).
10.31*#	Employment Agreement, dated as of April 20, 2012, by and between Bioventus LLC and Henry C. Tung M.D.
10.32*#	Employment Agreement, dated as of September 27, 2012, by and between Bioventus LLC and David J. Price.
10.33*#	Employment Agreement, dated as of November 4, 2013, by and between Bioventus LLC and Anthony P. Bihl III.
10.34#	Employment Agreement by and between Bioventus LLC and Anthony P. Bihl III.
10.35#	Employment Agreement by and between Bioventus LLC and David J. Price.
10.36#	Employment Agreement by and between Bioventus LLC and Henry C. Tung, M.D.
10.37*#	Director Offer Letter, dated December 11, 2015, by and between Bioventus LLC and William Hawkins.
10.38*	Form of Indemnification Agreement.
21.1*	List of subsidiaries of Bioventus Inc.
23.1*	Consent of PricewaterhouseCoopers LLP as to Bioventus LLC.
23.2*	Consent of PricewaterhouseCoopers LLP as to BioStructures, LLC.
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*	Previously filed.
#	Indicates management contract or compensatory plan.
†	Portions of the exhibit are omitted pursuant to a request for confidential treatment, which portions have been provided separately to the Securities and Exchange Commission.